Exhibit 99.2

Alpha Healthcare Acquisition Corp. Announces Closing of $100,000,000 Initial Public Offering

New York, NY, September 22, 2020 (GLOBE NEWSWIRE) -- Alpha Healthcare Acquisition Corp. (NASDAQ: AHACU) (the “Company”) announced today that it closed its initial public offering of 10,000,000 units at a price of $10.00 per unit.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “AHACU” on September 18, 2020. Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade.  Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “AHAC” and “AHACW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the healthcare industry in the United States. The Company is led by Chairman and Chief Executive Officer, Rajiv Shukla, and Chief Financial Officer, Patrick A. Sturgeon with Brian Robertson, Bruce Springer, Dr. Kevin Xie and Terrance Carlson serving as independent directors.

Oppenheimer & Co. Inc. acted as the sole book running manager for the offering and Northland Capital Markets acted as co-manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price to cover over-allotments.

Of the proceeds received from the consummation of the initial public offering and the simultaneous private placement of units, $100,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of September 22, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Oppenheimer & Co. Inc., Attn: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, by fax at (212) 667-6140, or by email at EquityProspectus@opco.com.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC on September 17, 2020.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Northland Capital Markets is the trade name for certain capital markets and investment banking divisions of Northland Securities, Inc., Member FINRA and SIPC.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Rajiv Shukla
Alpha Healthcare Acquisition Corp.
(646) 494-3296
info@alphaspac.com